UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN		56002-3248
(Address of principal executive offices)		(Zip Code)

(800) 326-5789

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 16, 2009, Hickory Tech Corporation (the “Company”) announced that Diane L. Dewbrey, age 44, was selected on March 12, 2009 to fill the vacancy on the Company’s 10-member Board of Directors.  Ms. Dewbrey will join the Board effective March 18, 2009, and will fill the independent director position that was vacated by James H. Holdrege’s retirement from the Board on December 31, 2008.  Ms. Dewbrey will fulfill the remainder of Mr. Holdrege’s term, which expires at the annual meeting of shareholders in 2010, and she will serve as a member of the Board of Directors’ Compensation Committee.  Ms. Dewbrey will receive 2000 shares of HickoryTech stock upon joining the Board, and will receive compensation similar to that received by the Company’s other non-employee directors.

The Company’s press release announcing the appointment of Ms. Dewbrey is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated March 16, 2009, issued by Hickory Tech Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  March 16, 2009

HICKORY TECH CORPORATION

By:	/s/ John W. Finke
	Name:	John W. Finke
	Title:	President and Chief Executive Officer

By:	/s/ David A. Christensen
	Name:	David A. Christensen
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 16, 2009, issued by Hickory Tech Corporation